Exhibit 10.5

                              THE NUTMEG GROUP, LLC
                                   TERM SHEET
                          TORBAY HOLDINGS INC. - (TRBY)
                                  COMMON STOCK
                            WITH DETACHABLE WARRANTS

Issuer:                       TORBAY HOLDINGS INC. ("Torbay")

Issue:                        Torbay Common Stock, with detachable warrants.

Offering Amount:              $30,000 on October 15, 2004 on a best efforts
                              basis, subject to due diligence and further subject to review of Use of Funds Statement.

Use of Proceeds:              The proceeds will be used only for audit fees.
                              None of the proceeds will be used to repay other existing indebtedness or other obligations to any insider. Proceeds will be disbursed directly to the auditor.

Shares to be Issued:          Shares of Torbay Common Stock shall be issued to
                              The Nutmeg Group, LLC, or its designee ("Nutmeg").

                              The number of shares issuable to Nutmeg relative to any Closing (an "Applicable Issuance") will equal the amount paid by Nutmeg divided by the lesser of:

                                    (a)      $0.045,

                                    (b)      fifty (50%) of the average closing
                                             bid price for Common Stock on the
                                             five trading days immediately prior
                                             to Closing of any traunche, or

                                    (c)      fifty (50%) of the average closing
                                             bid price for Common Stock on the
                                             five trading days immediately prior
                                             to the date on which the
                                             registration statement (as
                                             described below) is declared
                                             effective, but no less than fifty
                                             (50%) of actual Closing price on
                                             the trading day immediately prior
                                             to the date on which the
                                             registration statement is declared
                                             effective

                                    (the lesser of (a), (b), and (c) being
                                    hereinafter referred to as the "Fixed
                                    Price").

Warrant Coverage:             Purchasers will be issued Warrants (hereinafter
                              "Warrants") exercisable into such number of shares of Common Stock as is equal to one hundred (100%) of the dollar amount paid by Nutmeg at such Closing, divided by the Fixed Price. The Common
                              Stock into which the Warrants are exercisable will have piggyback registration rights, and the Warrants will be transferable.

Warrant Exercise Price:       Warrants will be exercisable into Common Stock at
                              a price equal to one-hundred ten percent (110%) of the Fixed Price.

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Torbay's Option to Force a
Warrant Exercise:             Provided that the registration statement is then
                              effective and had by then been effective for at least 30 trading days, on any date in which the closing bid price for the Common Stock exceeds the Warrant exercise by at least fifty (50%) percent, and for the 30 trading days prior thereto the closing bid price for the Common Stock exceeded the Warrant price by at least fifty (50%) percent, and the average daily trading volume for the 30 trading days prior thereto for Torbay Common Stock exceeds the number of Warrants subject to such Notice (the "Forced Exercise Conditions"), then
                              Torbay will have the option, with Notice furnished by Torbay to Nutmeg (the "Notice") on any such date (the "Forced Exercise Date"), to compel
                              Nutmeg to exercise such Warrants. In such event, Nutmeg will have 30 trading days to exercise such Warrants, or forfeit any such unexercised Warrants subject to such Notice.

Warrants from Prior
Transaction:                  The Warrant exercise price from the previous
                              transaction will be reduced to an amount equal to 100% of the above Fixed Price for all such Warrants.

Warrant Term:                 Unexercised Warrants will expire December 31, 2008
                              ("Warrant Expiration Date").

Registration:                 Torbay will use its best efforts to (i) within
                              forty-five days following such closing, prepare and file a registration statement on Form S-1, Form S-3 or Form SB-2 to register a sufficient number of shares of Common Stock to accommodate this purchase, and to register the shares of Common Stock into which the Warrants are exercisable, as soon as practicable following closing, and (ii) use its best efforts to have the registration statement declared effective within ninety days following such closing, and thereafter to cause the registration statement to remain effective through December 31, 2008, and in the case of Warrants, through the Warrant Expiration
                              Date.

                              If the registration statement is not effective within 165 days of Closing, then Torbay shall refund to Nutmeg an amount equal to one percent (1%) of the amount invested by Nutmeg with regard to such Closing, and at Nutmeg's option, the exercise may then be cashless. For each further thirty day period thereafter until the registration statement is effective, Torbay shall refund to Nutmeg an amount invested by Nutmeg with regard to such Closing; provided however, the maximum refund to Nutmeg pursuant to this sentence shall be ten percent (10%) of the amount invested by Nutmeg.

No Short Selling:             Nutmeg shall not sell short any interest or shares
                              of Torbay Stock.

Merger, License or Any
Other Similar Arrangement:    Nutmeg or its designee shall also be entitled to a
                              commission of 5% of any and all amounts received, directly or indirectly, by Torbay and/or its principals as a consequence of a merger, license or any other similar arrangement or remuneration as a consequence of the efforts of Nutmeg or its designee or agent. All references to "Torbay" shall include associates, and any individual, corporation, organization, form or company, of which Torbay is a member, employee, principal, party to, or from which such it would otherwise benefit financially, directly or indirectly.

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                                        /s/ Randall S. Goulding
                                        ----------------------------------------
                                        Randall S. Goulding
                                        Managing Director

                                    Please execute below to evidence your
                                    acquiescence to the foregoing terms and
                                    conditions of our relationship.


                                        /s/ William Thomas Large
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